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INTUIT INC.                                                       EXHIBIT 11.01
COMPUTATION OF NET INCOME (LOSS) PER SHARE
(In thousands, except per share amounts; unaudited)

                                                        THREE MONTHS ENDED             NINE MONTHS ENDED
                                                            APRIL 30,                      APRIL 30,
                                                        1996            1997            1996          1997
                                                   --------------  ------------    -------------  ------------
PRIMARY
    Computation of common and common equivalent
    shares outstanding:
       Weighted average common shares
          outstanding                                   45,229          46,526          44,976         46,322
       Equivalent shares issuable upon exercise
          of options                                        --             726           2,449          1,085
--------------------------------------------------------------------------------------------------------------
    Shares used in computing per share amounts          45,229          47,252          47,425         47,407
==============================================================================================================
    Net income (loss)                               $     (308)     $      488      $    1,280     $   88,124
=============================================================================================================
Per share amount                                    $    (0.01)     $     0.01      $     0.03     $     1.86
=============================================================================================================

FULLY-DILUTED
    Computation of common and common equivalent
    shares outstanding:
       Weighted average common shares
          outstanding                                   45,229          46,526          44,976         46,322
       Equivalent shares issuable upon exercise
          of options                                        --             726           2,636          1,085
-------------------------------------------------------------------------------------------------------------
    Shares used in computing per share amounts          45,229          47,252          47,612         47,407
=============================================================================================================
    Net income (loss)                               $     (308)     $      488      $    1,280     $   88,124
=============================================================================================================
    Per share amount                                $    (0.01)     $     0.01      $     0.03     $     1.86
=============================================================================================================
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